United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Teleconnect Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF TELECONNECT INC.
TO BE HELD ON SEPTEMBER 18, 2009

Time	10:00 a.m. (local time) on Friday, September 18, 2009

Place	Oude Vest 4
4811 BD Breda
The Netherlands

Telephone: 011-31-630-048-023

Items of Business	- To approve a 1 for 100 reverse stock split;
- To ratify the sale of Spanish subsidiaries; and
- To transact such other business as may properly come before the meeting or any adjournments of the meeting.

Who Can Vote
Stockholders of record at the close of business on August 24, 2009 are entitled to notice of and to vote at the meeting.  You may examine a complete list of stockholders entitled to vote at the meeting during normal business hours for the 10 days prior to the meeting at the offices of our stock transfer agent, Florida Atlantic Stock Transfer, Inc. in Tamarac, Florida, and at the meeting.

Voting by Proxy	Please mail a proxy as soon as possible so that your shares of Common Stock can be voted at the meeting in accordance with your instructions.

It is important that your shares be represented and voted at the meeting.  I urge you to mail your proxy using the enclosed envelope provided with the Notice.  If you decide to attend the Special Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Dirk L. Benschop
Chief Executive Officer and President
Breda, The Netherlands

PRELIMINARY

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TELECONNECT INC.

GENERAL INFORMATION

Solicitation of the enclosed proxy is made by and on behalf of Teleconnect Inc. (the “Corporation”) for use at the special meeting of stockholders to be held at the principal executive office of the Corporation at Oude Vest 4, 4811 BD Breda, The Netherlands, at 10:00 A.M., on Friday, September 18, 2009, and at any adjournments of such meeting.

The expenses of this solicitation will be paid by the Corporation. Officers, directors and employees of the Corporation may make solicitations of proxies by telephone, Internet or personal calls. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their charges and expenses.

The Corporation’s charter authorizes the issuance of up to 500,000,000 shares of Common Stock ($.001 par value) (“Common Stock”) and 5,000,000 shares of preferred stock, $.001 par value. Only stockholders of record at the close of business on August 24, 2009, are entitled to notice of, to vote at and to participate in the meeting. On the record date, the Common Stock of the Corporation issued and outstanding consisted of 495,361,707 shares of Common Stock held by 102 stockholders of record, and there were no outstanding shares of preferred stock. Holders of Common Stock will vote as a single class at the special meeting. Each outstanding share of Common Stock will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

A shareholders’ list as of the close of business on the record date of August 24, 2009, shall be available for inspection at the office of the Corporation’s stock transfer agent during regular business hours at their expense upon written demand.  The stock transfer agent of the Corporation is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321; telephone 1-954-726-4954.

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

This proxy statement and the enclosed form of proxy were first mailed to stockholders on September _____, 2009.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The total number of shares of Common Stock of the Corporation beneficially owned by each 5% beneficial owner of the Common Stock of the Corporation and of its officers and directors, and all of such directors and officers as a group, and their percentage ownership of the outstanding shares of Common Stock of the Corporation as of August 24, 2009, are as follows:

	Shares	Percent of
Five Percent and Management	Beneficially	Common
Shareholders (1)	Owned (1)	Stock

Leonardus Geeris	156,934,805	31.68%
Quick Holding BV	66,000,000	13.32%
Alfonso de Borbon (2)	4,000,000	0.80%
Dirk L. Benschop (3)	29,118,000	5.88%
Hombergh Holdings BV	155,964,300	31.48%
Directors and officers as a group (two persons)	33,118,000	6.68%

(1)
Except as otherwise noted, it is believed by the Corporation that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase the Common Stock of the Corporation.

(2)	Mr. Alfonso de Borbón, an officer of the Corporation, holds 105,676 shares of the Common Stock of the Corporation in his own name and 3,894,324 in the name of COBRASKY S.L.

(3)
Mr. Dirk L. Benschop, a director and the Chief Executive Officer and President of the Corporation, holds 29,118,000 shares of the Common Stock of the Corporation in the name of DLB Finance & Consulting BV.

PROPOSAL 1

1 for 100 REVERSE STOCK SPLIT

Material Terms, Potential Risks and Principal Effects of the One-For-One Hundred Reverse Stock Split

Our Board of Directors has approved a resolution to effect a one-for-one hundred reverse stock split of the Common Stock of the Corporation (the “Reverse Split”). The Board of Directors believes that the Reverse Split is in the best interest of the Corporation and its stockholders for the following reasons: 1) the reduction in the number of outstanding shares is better adapted to the true book value of the Corporation, 2) an increase of the trading price of its Common Stock should result, 3) an increase in the price of the Common Stock could, in turn, generate greater investor interest in the Corporation, 4) the marketability of the Common Stock to the financial community would thereby be enhanced, and 5) the potential increases in the trading price and greater interest from the financial community could ultimately improve the trading liquidity of the Corporation’s common shares.

The trading price of the Corporation’s Common Stock has recently been approximately $.01 per share with little or no trading activity.  By the reverse stock split, it is expected that a reasonable price per share value will be obtained, particularly after the Corporation divests itself of its previous non-profitable telephone operations.  The reverse stock split will also make unissued shares of Common Stock to become available for future issuance for cash investments and for possible future acquisitions.

In summary, for all the reasons detailed above, the Corporation believes that the Reverse Split will ultimately maximize stockholder value by increasing the attractiveness of the stock to the financial community thus resulting in greater liquidity of the free float.

The immediate effect of the Reverse Split would be to reduce the total number of shares of the Corporation’s Common Stock from 495,361,707 to approximately 4,953,617 shares issued and outstanding. However, the Reverse Split will affect all of the holders of all classes of the Corporation’s Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Corporation or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Stock Split will become effective promptly after the meeting of the stockholders.

After the Reverse Split becomes effective, there can be no assurance that the bid price of the Common Stock will continue at a level in reverse proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. For example, based on the closing price on the Pink Sheets of our Common Stock on August 21, 2009, of $0.003 per share, when the Reverse Split is implemented at the one-for-100 ratio, there can be no assurance that the post-split market price of our Common Stock would be $0.30 or greater. Accordingly, the initial total market capitalization of our Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.

            Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock.

No fractional shares will be issued for any fractional share interest created by the Reverse Split, and stockholders will receive a full share of Common Stock for any fractional share interests created by the Reverse Split.

The Reverse Split will also likely result in some stockholders owning “odd-lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

The Reverse Split will not change the number of authorized shares of the Common Stock as designated by our Articles of Incorporation, as amended, which currently authorizes us to issue 500,000,000 shares of Common Stock. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Because the number of authorized shares of Common Stock will remain at 500,000,000 and the Reverse Split only applies to our issued and outstanding shares of Common Stock, the number of authorized, but unissued, shares of Common Stock will in effect increase after the Reverse Split, as compared to pre-Reverse Split. Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Corporation in effect on the date of this Proxy Statement, the Corporation’s shareholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Corporation or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Florida law with respect to a merger or other business combinations involving the Corporation.

Before and immediately following the Reverse Split, the number of shares of the Corporation’s Common Stock will be as follows (subject to slight adjustment for rounding of fractional shares):

	Common Stock Outstanding	Authorized Common Stock
Before Reverse Split	495,361,707	500,000,000
After 1 for 100 Reverse Split	4,953,617	500,000,000

The Corporation does not have any current plans to issue any additional shares of Common Stock.  However, future stock offerings and acquisitions may occur in the ordinary course of business to establish financing for substantial business operations.

Certain Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

EACH STOCKHOLDER IS ADVISED TO CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder as a result of the Reverse Split; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the shares exchanged. The stockholder’s holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Split. The Corporation’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

Implementation of Reverse Split

The Reverse Split will occur regardless of, or when, stockholders physically surrender their stock certificates for new stock certificates. When effected, our transfer agent, Florida Atlantic Stock Transfer, will act as exchange agent (“Exchange Agent”) to implement the exchange of stock certificates. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. As soon as practicable after the Effective Date, we or the Exchange Agent will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our Common Stock (“Old Certificates”) to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Stockholders would then receive a new certificate in exchange for certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled. All expenses of the exchange of certificates will be borne by the Corporation.

IT IS NOT NECESSARY TO OBTAIN OR REQUEST A NEW STOCK CERTIFICATE FROM THE STOCK TRANSFER AGENT.  HOWEVER, YOU MAY CONTACT OUR STOCK TRANSFER AGENT TO REQUEST A NEW STOCK CERTIFICATE IF YOU DO DESIRE BY CONTACTING FLORIDA ATLANTIC STOCK TRANSFER AT 7130 NOB HILL ROAD, TAMARAC, FLORIDA 33321, (954) 726-4954

PROPOSAL 2

RATIFICATION OF SALES OF SPANISH SUBSIDIARIES

Our Board of Directors of the Corporation has approved a resolution to sell its Spanish subsidiary companies that are both engaged in the telecommunications industry.  The operating subsidiaries are Teleconnect Comunicaciones SA and Teleconnect Telecom SL (the “Subsidiaries”). The objective of the sale of these companies is to relieve the Corporation of the strain of a continued cash drain caused by their negative cash flow and lack of profitability of the Subsidiaries.

The financing of the Corporation has relied on the financial ability and willingness of a few major shareholders. The Corporation is therefore not only exposed to market risks, but given the current world financial crisis, it is also very vulnerable should these shareholders not be able to continue supplying sufficient funds, or should these shareholders decide to demand repayment. As a consequence, the Corporation needs to reach cash positive cashflow from operations as soon as possible.

The Subsidiaries being sold by the Corporation hold approximately 33% of the total assets of the Corporation and 50% of the liabilities of the Corporation.  The operating losses of the Subsidiaries have continued and its level of operations have declined.  The Board of Directors has decided that it is in the best interest of the Corporation to discontinue its previous telephone business and to sell the Subsidiaries with its dated telephone equipment that was purchased in 2000, including the switching equipment and computers.  The Board of Directors believe that stopping the continuing telephone business losses will permit the Corporation to more effectively pursue other business opportunities that may present themselves to the Corporation.

The Corporation has entered into an agreement to sell the Subsidiaries and seeks the ratification of the Corporation’s shareholders regarding the sale of Teleconnect Comunicaciones SA and Teleconnect Telecom SL.

The Corporation entered into a Stock Purchase Agreement dated March 25, 2009, to sell the Subsidiaries to three executives of the Subsidiaries and a private investor for 1,000 Euros and their assumption of the substantial financial obligations of the Subsidiaries.

The names and addresses of the buyers are:

Mr. Alfonso de Borbon
Roncal St.5
28002 Madrid
Spain

Mr. Jose Maria Garcia
Camino Sur St. 51
La Moraleja
Madrid
Spain

Ms. Barbara Ocana
Urbanizacion El Olivar
Hacienda San Manuel St. 28, 1oB
Marbella
Spain

Mr. Alvaro Lopez Angulo
Alfredo Palma St.
Torrevigia Building, apartment 212
Marbella
Spain

Mr. de Borbon is an officer of the Corporation, and he has been the President of each of the Subsidiaries.  Ms. Ocana, and Mr. Lopez Angulo have been and are executive officers of the Subsidiaries.  Mr. Maria Garcia is a private investor with this group.

The Corporation will sell 100% of its stock of Teleconnect Telecom and will sell approximately 86% of its Teleconnect Communicaciones stock to the buyers.  The sale of the Subsidiaries to the buyers will relieve the Corporation of any future commitments to continue to fund the Subsidiaries which have continuously operated at a loss since their establishment in Spain in 2002.

After the sale of the Subsidiaries, the Corporation will continue to own and operate two other subsidiaries that it owns, specifically, PhotoWizz BV (a/k/a MediaWizz) organized in Holland (100% owned) and Giga Matrix (49% owned) also organized in Holland.  These subsidiary companies are primarily engaged in selling customer loyalty programs and telephone marketing.

Selected Financial Data

In March 2009, the Corporation entered into an agreement to sell the Subsidiaries with the Corporation retaining 10% of Teleconnect Communicaciones.  The following information is a summary of the to be discontinued operations of the Subsidiaries for the fiscal years ended September 30, 2007 and 2008.

	2008	2007
Sales	$3,625,575	$4,139,491
Gross Profit	2,847,288	2,855,401
Gross Profit	778,287	1,284,090
Selling, general and administrative expenses	2,101,485	1,867,864
Depreciation	131,470	150,905
Operating loss	(1,454,668)	(734,679)
Gain on forgiveness of debt	—	1,267,194
Other income (expenses)	19,480	(7,362)
Loss (income) from discontinued operations	$(1,435,188)	$525,153

The net liability of discontinued operations (which consists principally of Teleconnect SA), which are included in the consolidated balance sheets and liabilities of discontinued operations, consists of the following at September 30:

	2008	2007
Cash	$22,372	$104,148
Accounts receivable – trade, net of allowance for doubtful accounts of
$678,167 and $605,718 at September 30, 2008 and 2007, respectively	384,709	641,295
Accounts receivable – other	122,860	24,486
Inventory	13,332	50,893
Prepaid expenses	3,120	1,207
Current assets of discontinued operations	546,393	822,029

Property and equipment, net	478,214	237,884
Vendor deposits	362,957	506,787
Other assets of discontinued operations	841,171	744,671

Accounts payable	1,231,822	943,736
Accrued liabilities	253,952	178,729
Taxed payable	342,439	258,557
Deferred income	2,235,716	1,955,899
Liability of discontinued operations	4,063,929	3,336,921

Net liabilities of discontinued operations	$2,676,365	$1,770,221

The Corporation incurred losses of $3,510,739 and $2,999,829 for the years ended September 30, 2008 and 2007, respectively.  In addition, the Corporation has incurred substantial losses since its inception.  As of September 30, 2008, the Corporation had a working capital deficit of approximately $5,287,000 and a total shareholders’ deficit of approximately $3,809,000.  These factors raise substantial doubt about the Corporation’s ability to continue as a going concern if the status quo is maintained.

The Board of Directors believes the telecom operations should no longer be the core business of Teleconnect which has generated significant losses since inception.  Current management does not want to continue to invest funds into the Spanish Subsidiaries that have been and are operating at a loss.  The Board of Directors believe that the sale of the Spanish Subsidiaries’ with their liabilities allows the Corporation to improve its balance sheet by reducing its liabilities by approximately 50%.  The assets of the Spanish Subsidiaries comprise approximately 33% of the total assets of the Corporation.

The Board of Directors has deemed it in the best interest of the Corporation to sell these Spanish companies and to focus its efforts on new non-telephone retail businesses.  The Corporation has identified other areas of business development which it believes could lead to improved consolidated financial results.  The Corporation is currently in negotiations with other parties in the attempt to crystallize the synergies which exist.  There can be no guarantee that the Corporation will be successful in its plans to reach an agreement with any target corporation nor can there be any guarantee as to the magnitude of the effect of any agreement on shareholders’ value.  The successful outcome of any negotiations may be partially affected by the Corporation’s ability to successfully execute certain actions previously approved by the Board of Directors and presented to the shareholders for approval.

The Board of Directors believes that the future success of the Corporation does not lie in its existing telephone business’ its business plan in the future will be focused on activities which are believed to have better possibilities of increasing shareholder value.  No specific acquisition plans have been determine or negotiated by the Corporation.

PROPOSAL 3

OTHER MATTERS

As of the date of this proxy statement, management knows of no other business that will be presented for consideration at the special meeting of stockholders other than that stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that proxies in the Corporation form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

Stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date and sign the enclosed proxy and return it to the Corporation. Please sign exactly as your name appears on the Corporation proxy. Stockholders may revoke their proxy by delivering a written notice of revocation to the Corporation at its principal office to the attention of Dirk L. Benschop, at any time before the proxy is exercised.

Dirk L. Benschop
Chief Executive Officer and President

September ______, 2009

NOTICE

and

PROXY STATEMENT

for the

SPECIAL MEETING

of

STOCKHOLDERS

to be held

September 18, 2009

10:00 A.M.

in Breda, The Netherlands

PRELIMINARY

PROXY	Teleconnect Inc.	PROXY
Oude Vest 4
4811 BD Breda
The Netherlands

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELECONNECT INC.

The undersigned hereby appoints Dirk L. Benschop as Proxy with the power to appoint his substitute, and hereby appoints and authorizes him to represent and vote as designated below, all the shares of Common Stock, $.001 par value, of Teleconnect Inc. (the "Corporation") held of record by the undersigned on August 24, 2009, at the special meeting of shareholders to be held at 10:00 A.M. on Friday, September 18, 2009, or any adjournment thereof at Oude Vest 4, Breda, The Netherlands.

1.	To approve a 1-for-100 reverse stock split of the outstanding Common Stock of the Corporation.
☐ FOR              ☐ AGAINST              ☐ ABSTAIN

2.	To approve the sale of the Spanish subsidiaries of the Corporation, specifically, Teleconnect Comunicaciones SA and Teleconnect Telecom SL
☐ FOR              ☐ AGAINST              ☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
☐ FOR              ☐ AGAINST              ☐ ABSTAIN

Please Print Name:	Number of Shares: ____________________

(continued and to be signed on other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

Number of Shares:

_______________________

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Please Print Name:

________________________________________

________________________________________

Date: ___________________________________, 2009

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EXHIBIT A

STOCK PURCHASE AGREEMENT

This agreement (**"Agreement"**) is made in Madrid, on this 25th day of March 2009 (**"Date of Agreement"**)

BY AND BETWEEN:

FOR ONE PART:

Mr. Dirk Leonard Benschop, of legal age, of Dutch Nationality, married, with domicile at Oude Vest 4, 4811 HT Breda, The Netherlands, and with passport number NH6909259, currently valid (hereinafter referred to as **"Mr. Dirk Benschop"**)

AND FOR THE OTHER:

Mr. Alfonso Nicolás de Borbón Yordi, of legal age, of Spanish nationality, single, with domicile at Roncal Street 5, 28002 Madrid, Spain, holder of identification document number 51063523-G, currently valid (hereinafter **"Mr. Alfonso de Borbón"**);

Mr. José María García Fraile, of legal age, of Spanish nationality, single, with domicile at Villanueva St. 5, 5 izq., 28001, Madrid, Spain, holder of identification document number 3251406-B, currently valid (hereinafter **"Mr. José María García"**);

Ms. Bárbara Ocaña Mata, of legal age, of Spanish nationality, married, with domicile at Urbanización El Olivar, Hacienda San Manuel Street 28, 1ºB, Marbella, Spain, holder of identification document number 27340160-Z, currently valid (hereinafter **"Ms. Bárbara Ocaña"**); and

Mr. Álvaro López Angulo, of legal age, of Spanish nationality, single, with domicile at Alfredo Palma Street, Torrevigia Building, apartment 212, Marbella, Spain, holder of identification document number 4585402-F, currently valid (hereinafter **"Mr. Álvaro López Angulo"**).

ACTING

Mr. Dirk Leonard Benschop, in the name and on behalf of TELECONNECT INC., a company validly in existence, under the Laws of Florida, United States, registered in Florida under company number P98000098356 with its registered office at 1200 South Pine Island Road, Plantation, Florida 33324, United States (hereinafter: **"TELECONNECT INC."**), in his capacity of President and CEO of TELECONNECT INC;

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Mr. Alfonso de Borbón, in his own name and right;
Mr. José María García, in his own name and right;
Ms. Bárbara Ocaña, in her own name and right; and
Mr. Álvaro López Angulo, in his own name and right.

Hereinafter, all the foregoing shall be referred to collectively as **"the Parties"** and each of them as a **"Party"**.

The Parties in the capacity in which they act, recognize each other having the sufficient legal capacity and interest to sign this Agreement, as well as to accept and undertake all the obligations herein established.

WHEREAS:

TELECONNECT INC. is the beneficial lawful owner, free and clear of charges, liens, encumbrances and third parties' rights, of 28,651,912 (twenty eight million six hundred fifty one thousand nine hundred and twelve) bearer shares, with a nominal value of 0.1 euro (ten cents euro) each, fully paid up, of TELECONNECT COMUNICACIONES, S.A. (hereinafter: **"TELECONNECT COMUNICACIONES"**), a company registered with the Commercial Registry of Madrid at Volume 14.088, Leaf 18, Section 8, Company's Sheet 231.428, with Tax Identification Number A-821192097, with a stock capital of 2,965,072.40 euros (two million nine hundred sixty five thousand and seventy two euros and forty cents), divided into 29,650,724 (twenty nine million six hundred fifty thousand seven hundred and twenty four) bearer shares, with a nominal value of 0.1 euro (ten cents euro) each;

The above 28,651,912 (twenty eight million six hundred fifty one thousand nine hundred and twelve) shares held by TELECONNECT INC. represent 96.63% of the outstanding capital of TELECONNECT COMUNICACIONES. These shares were acquired by TELECONNECT INC in accordance with the public deeds executed before the Notary Public of Madrid, Mr. Ignacio Martínez-Gil Vich, under no. 4284, 4285, 4286, 4287, 4288 and 4289 of his files of public instruments, as well as the public deeds executed before the Notary Public of Madrid, Mr. José Luis Martínez-Gil Vich, under no. 4284 and 4285 of his files of public instruments.

TELECONNECT INC. has agreed to transfer to Mr. Alfonso de Borbón, Mr. José Maria García, Ms. Bárbara Ocaña and Mr. Álvaro López Angulo, and these wish to acquire, TELECONNECT INC's rights, title and interest in and to 25,686,840 (twenty five million six hundred eighty six thousand eight hundred and forty) shares of TELECONNECT COMUNICACIONES which represent a total of 86.63% of the outstanding capital owned by TELECONNECT INC, and to remain with 2,965,072 (two million nine

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hundred sixty five thousand and seventy two) shares, representing a shareholding of 10,0% in TELECONNECT COMUNICACIONES;

In addition, TELECONNECT INC. is the beneficial lawful owner, free and clear of charges, liens, encumbrances and third parties' rights, of 3,010 (three thousand and ten) shares, numbers 1 to 3,010 inclusive, with a nominal value of 1 (one) euro each, fully paid up, of TELECONNECT TELECOM S.L. UNIPERSONAL (hereinafter: "**TELECONNECT TELECOM**"), a company registered with the Commercial Registry of Madrid at Volume 22.711, Leaf 91, Section 8, Company's Sheet 406.297, with Tax Identification Number B-84691823, with a stock capital of 3,010 (three hundred and ten) euros, divided into 3,010 shares, with a nominal value of 1 (one) euro each;

The above 3,010 (three hundred and ten) shares held by TELECONNECT INC. represent 100% of the outstanding capital of TELECONNECT TELECOM. These shares were acquired by TELECONNECT INC in accordance with the public deed executed before the Notary Public of Madrid, Mr. Manuel Mellado Rodriguez , under no. 748 of his files of public instruments;

TELECONNECT INC. has agreed to transfer to Mr. Alfonso de Borbón, Mr. José María García, Ms. Bárbara Ocaña and Mr. Álvaro López Angulo, and these wish to acquire, TELECONNECT INC's rights, title and interest in and to its shares in TELECONNECT TELECOM which represent a total of 100% of the outstanding capital of TELECONNECT TELECOM;

Now, therefore, the Parties agree to enter into this Agreement in accordance with the following

CLAUSES

First.- Objective of the Agreement

On the terms and conditions set forth herein, TELECONNECT INC. agrees to irrevocably transfer and sell its rights, title and interest in and to 25,686,840 (twenty five million six hundred eighty six thousand eight hundred and forty) shares, with a nominal value of 0.1 euro (ten cents euro) each, fully paid up, of TELECONNECT COMUNICACIONES, representing 86.63% of the outstanding capital of the latter, to Mr. Alfonso de Borbón, Mr. José María García, Ms. Bárbara Ocaña and Mr. Álvaro López Angulo, in accordance with the following breakdown:

(a) 17,689,910 shares of TELECONNECT COMUNICACIONES, representing 59.66% of the outstanding share capital of this company, shall be transferred to Mr. ALFONSO DE BORBÓN;

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(b) 5,927,276 shares of TELECONNECT COMUNICACIONES, representing 19.99% of the outstanding share capital of this company, shall be transferred to Mr. JOSÉ MARIA GARCIA;
(c) 1,034,827 shares of TELECONNECT COMUNICACIONES, representing 3.49% of the outstanding share capital of this company, shall be transferred to Ms. BÁRBARA OCAÑA; and
(d) 1,034,827 shares of TELECONNECT COMUNICACIONES, representing 3.49% of the outstanding share capital of this company, shall be transferred to Ms. ÁLVARO LÓPEZ ANGULO.

In addition, on the terms and conditions set forth herein, TELECONNECT INC. agrees to irrevocably transfer and sell its rights, title and interest in and to the 3,010 (three thousand and ten) shares, numbers 1 to 3,010 (both inclusive), with a nominal value of 1 (one) euro each, fully paid up, with voting rights, of TELECONNECT TELECOM, representing 100% of the outstanding capital of the latter, to Mr. Alfonso de Borbón, Mr. José Maria García, Ms. Bárbara Ocaña and Mr. Álvaro López Angulo, in accordance with the following breakdown:

(a) 2,077 shares, numbers 1 to 2,077 (both inclusive) of TELECONNECT TELECOM, representing 69% of the outstanding share capital of this company, shall be transferred to Mr. ALFONSO DE BORBÓN;
(b) 693 shares, numbers 2,078 to 2,770 (both inclusive) of TELECONNECT TELECOM, representing 23% of the outstanding share capital of this company, shall be transferred to Mr. JOSÉ MARIA GARCIA;
(c) 120 shares, numbers 2,771 to 2,890 (both inclusive) of TELECONNECT TELECOM, representing 4% of the outstanding share capital of this company, shall be transferred to Ms. BÁRBARA OCAÑA; and
(d) 120 shares, numbers 2,891 to 3,010 (both inclusive) of TELECONNECT TELECOM, representing 4% of the outstanding share capital of this company, shall be transferred to Mr. ÁLVARO LÓPEZ ANGULO.

Hereinafter, Mr. Alfonso de Borbón, Mr. José María García, Ms. Bárbara Ocaña and Mr. Álvaro López Angulo shall be referred to collectively as **"the New Shareholders of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM"**.

TELECONNECT INC. agrees to transfer all of the above shares in TELECONNECT COMUNICACIONES and TELECONNECT TELECOM in addition to any rights inherent therein, free from mortgages, liens, charges, encumbrances and rights of third parties, and together with the right to all dividends and other distributions declared, made or paid by TELECONNECT COMUNICACIONES and/or TELECONNECT TELECOM on or after the Date of the Agreement and all other rights relating to the shares on or after that date.

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Second.- Terms of the Stock Purchase

1. - Price and Consideration

As consideration for the transfer and sale of the above shares of TELECONNECT INC. in TELECONNECT COMUNICACIONES and TELECONNECT TELECOM to Mr. ALFONSO DE BORBÓN, Mr. JOSĖ MARIA GARCIA, Ms. BÁRBARA OCAÑA and Mr. ÁLVARO LÓPEZ, these undertake to pay to TELECONNECT INC. the total price of 1,000 euros, in accordance with the following breakdown:

Mr. Alfonso de Borbón – 690 euros;

Mr. José María Garcia – 230 euros;

Mr. Álvaro López – 40 euros; and

Ms. Bárbara Ocaña – 40 euros.

The abovementioned price has been determined bearing in mind the appraisal of the shares of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM applicable on the Date of the Agreement. Therefore, any change that could affect the appraisal of any of these companies' shares in the future, shall be irrelevant for the purpose of the stock purchase price herein agreed.

2.- Performance of the stock purchase

(a) The stock purchase shall be performed by the formalization of the transactions through the granting of a public deed of transfer of shares before a Public Notary in Spain (hereinafter, **"the Closing"**).

(b) The Closing shall take place within two (2) calendar months counted as of the Date of the Agreement, and no later than May 25, 2009 (hereinafter: **"the Closing Date"**).

(c) The share certificates for the 25,686,840 (twenty five million six hundred eighty six thousand eight hundred and forty) shares of TELECONNECT COMUNICACIONES held by TELECONNECT INC. and transferred under this Agreement, are considered, at the Closing Date, to have been delivered to the respective purchasers by the execution of the public deed of transfer.

(d) Each of the New Shareholders of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM shall pay the respective amounts indicated in Clause 2(1), at the Date of the Agreement.

(e) The violation of the foregoing obligations shall permit each of the Parties to compel the other to comply with the mutual obligations and to grant the relevant public deed of transfer of shares.

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Third. – Representations and warranties of the Parties

(a) TELECONNECT INC., as the transferor of the above shares of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM, hereby represents and warrants to the New Shareholders of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM, to the best of its knowledge, as follows:

(i) TELECONNECT COMUNICACIONES and TELECONNECT TELECOM are a joint stock company ("*Sociedad Anónima*") and a limited liability company ("*Sociedad Limitada Unipersonal*"), respectively, duly formed and with legal authority to conduct their businesses as presently conducted.

(ii) All formalities required under Spanish law and under the bylaws of both TELECONNECT COMUNICACIONES and TELECONNECT TELECOM for the transfer of their respective shares have been complied with.

(iii) On the Closing Date, there will be no statutory covenants of TELECONNECT COMUNICACIONES and/or TELECONNECT TELECOM nor private agreements preventing the free transfer of the shares of TELECONNECT COMUNICACIONES and/or TELECONECT TELECOM held by TELECONNECT INC. nor other obstacles of a public or private nature impeding their valid transfer, and the consummation of the transactions contemplated herein.

(iv) The minority shareholders of TELECONNECT COMUNICACIONES, who at the time of the signature of the Agreement hold 3.37% of the share capital of TELECONNECT COMUNICACIONES, to the best of TELECONNECT INC's knowledge, have no right of first refusal to the transfer of the shares of TELECONNECT COMUNICACIONES held by TELECONNECT INC and sold under this Agreement, whether under the law, the bylaws of TELECONNECT COMUNICACIONES or any shareholders agreement. Therefore, there is no impediment to the transfer of the above shares held by TELECONNECT INC.

(v) The TELECONNECT INC. Board authorization and Shareholders approval necessary in order to consummate these transactions contemplated herein will have been obtained at the Closing Date, and a true copy will be attached as Exhibit to public deed.

(vi) Attached as Exhibit 1 are the financial Statements of both TELECONNECT COMUNICACIONES and TELECONNECT TELECOM as of December 31st, 2008. The financial statements reflect accurately the financial situation of both TELECONNECT COMUNICACIONES and TELECONNECT TELECOM as of

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said date.

(b) Mr. ALFONSO DE BORBÓN and/or Mr. JOSÉ MARIA GARCIA and/or Ms. BÁRBARA OCAÑA and/or Mr. ÁLVARO LÓPEZ, as the purchasers herein of the shares of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM held by TELECONNECT INC. hereby represent and warrant to TELECONNECT INC., to the best of their knowledge that:

(i) The execution and performance of this Agreement and compliance with their provisions thereof by the New Shareholders of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM will not conflict with, or result in any breach or acceleration of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of each of the New Shareholders of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM.

Fourth.- Covenants of the Parties

1.- No capital increase prior to the consummation of the transactions contemplated herein

TELECONNECT INC., as a majority shareholder of TELECONNECT COMUNICACIONES holding 96.63% of its share capital as well as the sole shareholder of TELECONNECT TELECOM at the time of signature of this Agreement, undertakes as of the signature of this Agreement, that prior to the consummation of the transactions contemplated herein, none of these two companies shall increase their share capital, or carry out any other operation that could cause the dilution of the shareholding subject of this Agreement.

2.- Waivers of debt

TELECONNECT INC., as of the date of this Agreement, waives the debt owed to it on the date of the Agreement by TELECONNECT COMUNICACIONES. The Parties may not allege any exception to the compliance of the foregoing, other than the nullity declaration of this Agreement.

TELECONNECT COMUNICACIONES, as of the date of this Agreement, waives the debt owed to it on the date of the Agreement by TELECONNECT INC. The Parties may not allege any exception to the compliance of the foregoing, other than the nullity declaration of this Agreement.

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3.- Filings and submissions, authorizations, approvals, consents and waivers and other actions.

The Parties, as soon as possible, shall (i) execute, or cause to be executed, any legal or statutory documentation or any documentation conventionally required for the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, and (ii) use their best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill their obligations hereunder and to carry out the purpose of the Agreement expressed herein, including to grant the relevant public deed necessary for Closing. The Parties shall coordinate and cooperate with each other in exchanging such information and supplying mutual assistance in connection with the foregoing.

4.- Further cooperation

Without limiting the generality of the foregoing, the parties undertake to cooperate with each other in the preparation and filing of the D1B form to declare TELECONNECT INC. divestment in both TELECONNECT COMUNICACIONES and TELECONNECT TELECOM and the D5B form to declare Ms. Bárbara Ocaña and Mr. Álvaro López Angulo divestment in TELECONNECT INC.

In addition, the New Shareholders of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM commit to cooperating fully with the Officers and Directors of TELECONNECT INC by supplying all necessary information on these two companies to the U.S. Auditors (Coulter & Justus, PLLC) until TELECONNECT INC is current in its 10Q and 10K financial filings with the United States authorities.

5.- Execution and delivery of instruments

At the Closing Date, the Parties shall execute and/or deliver, or cause the execution and/or delivery of, any and all documents reasonably required in order to consummate the transactions described herein, including, without limitation, the following:

(a) TELECONNECT INC. shall deliver to the New Shareholders of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM, through Mr. Alfonso de Borbón, at the Closing Date:

(i) All available documentation evidencing TELECONNECT INC's title to the shares of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM, to be transferred by virtue of this Agreement, including all available copies of the public deeds of the purchase of the said shares by TELECONNECT INC.

(ii) a copy, certified as true by the secretary or a director of TELECONNECT INC., of the minutes of the

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meeting of the relevant governing body of TELECONNECT INC., signed by the chairman of that meeting, resolving that the said company should enter into this Agreement and authorizing execution of this Agreement by Mr. Dirk Leonard Benschop.

iii) Power of Attorney of TELECONNECT INC. in favour of the law firm Cremades & Calvo-Sotelo, granting powers to declare TELECONNECT INC. divestment in both TELECONNECT COMUNICACIONES and TELECONNECT TELECOM and to arrange for the formalization of the Agreement in a public deed.

Fifth.- Mutual waiver of liabilities and obligations

The Parties waive all their rights to indemnity for any losses, damages, expenses, costs and taxes which may be sustained, law suits, or other liabilities suffered or incurred, from, or related to past business, prior to the date of this Agreement.

Sixth.- Taxes and expenses

Each of the Parties hereto shall pay its own costs, taxes and other expenses in connection with the negotiation, preparation and implementation hereof.

The Parties shall pay any transfer tax or registry fees and similar taxes, should any exist levied on the transfer of the shares.

The common expenses, including the fees of the Notary Public, shall be paid by the Parties in equal parts.

Seventh.- Conditions precedent to the stock purchase

The foregoing obligations of the Parties regarding the sale and transfer of the shares of TELECONNECT COMUNICACIONES and TELECONNECT TELECOM held by TELECONNECT INC., are expressly conditioned upon satisfaction of the following conditions precedent:

a) The Parties' representations and warranties under Clause 3 shall be true and correct as of the Closing Date, and

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) Delivery at the Closing Date of those documents described in Clause 4(5) of this Agreement; and

:) All Parties shall have complied in all material respects with its covenants and agreements hereunder elated to the sale and purchase of the shares of TELECONNECT INC. in TELECONNECT COMUNICACIONES and TELECONNECT TELECOM.

Eighth.- Notices

Any notice under this Agreement shall be in writing and signed by or on behalf of the party giving it and shall be delivered personally or by telex, facsimile or registered post to the following addresses:

If to TELECONNECT INC.:
PO BOX 1196,
4811 HT BREDA
The Netherlands

If to the New Shareholders of TELECONNECT COMUNICACIONES and TELECONNECT TETELECOM:

Mr. Alfonso de Borbón:
Roncal St. 5
28002 Madrid
Spain

Ms. Bárbara Ocaña
Urbanización El Olivar
Hacienda San Manuel St. 28, 1ºB
Marbella
Spain

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Mr. Álvaro López Angulo
Alfredo Palma St.
Torrevigia Building, apartment 212
Marbella
Spain

or to such other addresses as the Parties may notify each other from time to time in the manner set forth herein.

Ninth.- Miscellaneous Provisions

1.- Assignment
None of the Parties shall have the right to assign the present Agreement and/or any right and/or obligation arising from it without the previous written approval of the other Parties.

2. Language
The present Agreement is drafted in the English language.

3.- Entire agreement.
This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

4.- Headings.
The clause headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

5.- Severability.
Parties hereby agree and accept that any term or provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

6.- Modifications

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Changes to this Agreement can only be validly made and shall come into force only when agreed upon in writing and when duly signed by all Parties.

7.- Governing law and jurisdiction.

The Parties hereby agree that this Agreement is ruled and shall be construed according to the laws of United States, except for those provisions of Spanish law on the transfer of shares of joint stock and/or limited companies which are of compulsory observance.

Further, the Parties with express waiver to any other jurisdiction they may be entitled to, agree to abide to the Courts of Florida (USA) for the resolution of any disputes on the interpretation or execution of this Agreement.

IN WITNESS HEREOF, the Parties sign this document in five counterparts, with one sole effect, at the place and date indicated above.

1. TELECONNECT INC.

____

Mr. Dirk Leonard Benschop
(on behalf of TELECONNECT INC.)

2. MR. ALFONSO DE BORBÓN

____

Mr. Alfonso de Borbón
(in his own name and right)

3. MR. JOSÉ MARÍA GARCIA

____

Mr. José María García
(in his own name and right)

4. MS. BÁRBARA OCAÑA

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Ms. Bárbara Ocaña

(in her own name and right)

5. MR. ÁLVARO LÓPEZ ANGULO

Mr. Álvaro López Angulo

(in his own name and right)

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